Exhibit 99.1

LPL Financial Announces Earnings Update for Third Quarter 2014

Boston, MA - October 22, 2014 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”), parent company of LPL Financial LLC (“LPL Financial”), today announced that it expects to incur greater than expected charges totaling $23 million in the third quarter associated with regulatory matters relating primarily to issues involving LPL Financial’s systems, policies and procedures.
Net revenue for the third quarter is expected to be consistent with prior expectations, growing to approximately $1.1 billion. Due to the increased regulatory charges, the Company expects net income and diluted earnings per share to be in the range of $32 million to $34 million and $0.32 and $0.34 per share, respectively, for the third quarter. It is anticipated reported core G&A, a non-GAAP financial measure, will be between $185 million and $187 million. As a result, adjusted EBITDA and adjusted earnings per share, both non-GAAP financial measures, are expected to be in the range of $108 million to $110 million and between $0.47 and $0.49, respectively, for the third quarter.
The $23 million of charges in the third quarter represent $18 million more than anticipated, leading to an expected impact of $0.11 on diluted earnings per share. In an effort to help shareholders better understand the Company’s performance, the Company provides forward-looking statements which often include estimates for regulatory matters. The Company previously estimated approximately $15 million in up-weighted regulatory spend in 2014, bringing total estimated regulatory charges to $19 million for the full year 2014. This $19 million included $9 million of charges already expensed in the first half of 2014 and an estimate based on consideration for the overall regulatory environment that the Company would have on average $5 million in charges in each of the remaining two quarters of 2014.
"Beginning in the last weeks of the third quarter, we made progress towards the resolution of certain regulatory matters that contributed to us taking a larger than expected charge,” stated Mark Casady, chairman and CEO of LPL Financial. “The nature of these matters makes it challenging to identify and evaluate the exact timing and magnitude of their resolution, but we are now able to estimate the potential costs associated with addressing these regulatory matters. We are focused on completing the resolution of these matters in the coming quarters and look forward to deriving the full benefit of our investments in our enhanced compliance and risk management capabilities to minimize future risk.”
LPL’s chief financial officer, Dan Arnold, added, “Importantly, the growth rate of our core expenses outside of regulatory costs has been significantly reduced and performed in-line with the expectations that we set at the beginning of 2014. In reviewing our third quarter core G&A costs, excluding the incremental $18 million of regulatory expense, we expect our run rate core G&A to be $167 million to $169 million. This would represent 4 percent growth year-over-year for the third quarter. These results reflect our heightened expense discipline and savings from our ongoing efficiency efforts including our service value commitment.”
Mr. Casady concluded, “As we continue to reengineer our risk management and compliance capabilities, we also remain committed to providing our advisors the leading tools and technology they need to serve their clients. The power of our independent business model and the strength of our fundamental growth drivers remain intact.”
Earnings Conference Call and Additional Information
The Company will hold its previously scheduled conference call to discuss full earnings results at 8:00 a.m. ET on October 30, 2014. The conference call can be accessed by dialing 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 5955645.

The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (lpl.com), where a replay of the call will be available following the live webcast. A telephonic replay will be available two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 5955645. The telephonic replay will be available until 11:59 p.m. ET on November 6, 2014.
Non-GAAP Financial Measures
Adjusted Earnings represent net income before: (a) employee share-based compensation expense, (b) acquisition and integration related expenses, (c) restructuring and conversion costs, (d) debt extinguishment costs, (e) amortization of intangible assets resulting from various acquisitions, and (f) other. Reconciling items are tax effected using the income tax rates in effect for the applicable period, adjusted for any potentially non-deductible amounts. Adjusted Earnings per share represents Adjusted Earnings divided by weighted average outstanding shares on a fully diluted basis. The Company prepared Adjusted Earnings and Adjusted Earnings per share to eliminate the effects of items that it does not consider indicative of its core operating performance. The Company believes this measure provides investors with greater transparency by helping illustrate the underlying financial and business trends relating to results of operations and financial condition and comparability between current and prior periods. Adjusted Earnings and Adjusted Earnings per share are not measures of the Company's financial performance under GAAP and should not be considered as an alternative to net income or earnings per share or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity.
Adjusted EBITDA is defined as EBITDA (net income plus interest expense, income tax expense, depreciation and amortization), further adjusted to exclude certain non-cash charges and other adjustments set forth in the table above. The Company presents Adjusted EBITDA because the Company considers it a useful financial metric in assessing the Company's operating performance from period to period by excluding certain items that the Company believes are not representative of its core business, such as certain material non-cash items and other adjustments that are outside the control of management. Adjusted EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, Adjusted EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments.
Core G&A expenses are total operating expenses, excluding the following expenses: commission and advisory, promotional, depreciation and amortization, and brokerage, clearing and exchange.
Forward-Looking Statement Disclosure
Statements in this press release regarding the Company's third quarter 2014 financial results, including statements with regard to expected net revenue, expenses, net income, earnings per share, adjusted EBITDA and adjusted earnings per share, are preliminary and are subject to completion of customary quarter-end accounting procedures and adjustments. Those statements, and the statements in this press release regarding the future resolution of regulatory matters, potential costs associated with regulatory matters, future improvements to the Company’s risk management and compliance capabilities, future efficiency gains as a result of the Service Value Commitment or otherwise, the Company’s future financial and operating results, and future growth, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of October 21, 2014. The words "anticipates," "believes," "expects," "may," "plans," "predicts," "will," and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: finalization of accounting procedures and adjustments related to the quarter ended September 30, 2014; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by securities regulators or self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters; changes in general economic and financial market conditions, including retail investor sentiment;

fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new advisory assets and the related impact on fee revenue; effects of competition in the financial services industry; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; changes in the growth of the Company's fee-based business; the Company's success in integrating the operations of acquired businesses; execution of the Company's plans related to the Service Value Commitment, including the Company's ability to successfully transform and transition business processes to third party service providers; the Company's success in negotiating and developing commercial arrangements with third-party service providers that will enable the Company to realize the service improvements and efficiencies expected to result from the Service Value Commitment; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks and sourcing risks; the Company's ability to recruit new advisors, including as a result of the pending business opportunity with Financial Telesis; and the other factors set forth in Part I, "Item 1A. Risk Factors" in the Company's 2013 Annual Report on Form 10-K and any subsequent SEC filings. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on those statements as representing the Company's views as of any date subsequent to the date of this press release.
About LPL Financial (information provided as of June 30, 2014)
LPL Financial, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ: LPLA), is a leader in the financial advice market and serves $465 billion in retail assets. The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 13,800 independent financial advisors and more than 700 banks and credit unions. LPL Financial is the nation's largest independent broker-dealer since 1996 (based on total revenues, Financial Planning magazine, June 1996-2014), is one of the fastest growing RIA custodians with $78 billion in retail assets served, and acts as an independent consultant to more than 40,000 retirement plans with approximately $110 billion in retirement plan assets served. In addition, LPL Financial supports approximately 4,400 financial advisors licensed with insurance companies by providing customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have 3,374 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.

Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC

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LPLA-F

Investor Relations	Media Relations
Trap Kloman	Amanda Keating
LPL Financial	Glover Park Group
Phone: (617) 897-4574	Phone: (202) 741-5571
Email: investor.relations@lpl.com	Email: akeating@gloverparkgroup.com